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                                                                    EXHIBIT 99.3


     CERTIFICATION PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

         This certification is provided pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and accompanies the Amendment No. 1 to Quarterly Report on Form 10-QSB (the "Form 10-QSB/A") for the quarter ended December 31, 2002 of Probex Corp. (the "Issuer"). The undersigned hereby certifies that, to the best of my knowledge, the Form 10-QSB/A fully complies with the requirements of section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78(o)(d)) and that the information contained in the Form 10-QSB/A fairly presents, in all material respects, the financial condition and results of operations of the Issuer.

Dated:   March 11, 2003

By:      /s/ Charles M. Rampacek
         -----------------------
Name:    Charles M. Rampacek
Title:   Chairman of the Board, Chief Executive Officer and President